File No. 33-_____________

 As filed with the Securities  and Exchange  Commission on December 31, 1996.
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
       --------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          LUXTEC CORPORATION
             (Exact name of Registrant as Specified in its Charter)

         MASSACHUSETTS                                     04-2741310
(State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

         326 Clark Street Worcester, MA                        01606-1214
(Address of Principal Executive Offices)                       (Zip Code)

       Luxtec Corporation 1995 Non-Employee Directors' Stock Option Plan
                            (Full title of the plan)

                                 James W. Hobbs
                      President and Chief Executive Officer
                               Luxtec Corporation
                                326 Clark Street
                             Worcester, MA 01606-1214
                     (Name and Address of Agent for Service)

                                508) 856-9454
             Telephone Number, Including Area Code, of Agent for Service.

                                    Copy to:
                              Victor J. Paci, Esq.
                            Bingham, Dana & Gould LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

        ------------------------------ ---------------- ------------------ -------------------- ------------------
                                                            Proposed            Proposed
           Title Of Each Class Of          Amount            Maximum             Maximum            Amount Of
         Securities To Be Registered        To Be        Offering Price         Aggregate         Registration
                                         Registered        Per Share*        Offering Price            Fee
        ------------------------------ ---------------- ------------------ -------------------- ------------------
        ------------------------------ ---------------- ------------------ -------------------- ==================

        Common Stock, $0.01 par value      200,000             $2.719             $543,800          $164.79
        per share
        ------------------------------ ---------------- ------------------ -------------------- ==================

* The proposed maximum aggregate offering price has been calculated in accordance with the provisions of Rule 457(h) based on the high and low prices reported on the American Stock Exchange on December 31, 1996. It is not known how many shares, if any, will be purchased upon exercise of options granted under the Plan.

                                 PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           The   following   documents   filed  by   Luxtec   Corporation   (the
"Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995, as amended;

           (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1996, April 30, 1996 and July 31, 1996; and

           (c) The section entitled "Description of Capital Stock" contained in the Registrant's registration statement on Form 8-A filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 18, 1994, including any amendment or report filed for the purpose of updating such description.

           In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.    Description of Securities

           Not applicable.


Item 5.    Interests of Named Experts or Counsel

           Not applicable.


Item 6.    Indemnification of Directors and Officers

           Section 67 of Chapter 156B of the Massachusetts General Laws provides a statutory framework covering indemnification of directors, officers, and employees against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. In addition, Article V of the Registrant's By-Laws, as amended, and
Article VI of the Registrant's Articles of Organization, as amended ("Charter"), provide for indemnification of directors, officers, and employees of the Registrant. Section 67 and the Registrant's By-Laws and Charter generally provide that a director, officer, or employee of the Registrant shall be indemnified by the Registrant for all expenses and liabilities of legal proceedings brought against him/her by reason of his/her status or service as a director, officer, or employee unless the director, officer, or employee is adjudged not to have acted in good faith in the reasonable belief that his/her action was in the best interest of the Registrant or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. The Registrant's Charter also incorporates certain provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or authorization of distributions in violation of the Charter or of loans to officers or directors of the Registrant or any transaction from which the director derived an improper personal benefit. These provisions do not eliminate a director's duty of care. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.

Item 7.    Exemption from Registration Claimed

           Not applicable.


Item 8.    Exhibits

           The  following  exhibits  are  filed  as part  of  this  Registration
Statement:

4.1  Specimen  certificate  representing the Common Stock (filed as Exhibit 4 to
     the   Registration   Statement  on  Form  S-18,  File  No.   33-5514-B  and
     incorporated herein by reference).

4.2 Articles of Organization of the Registrant, as amended (filed as Annex A and Annex B to the Registrant's Proxy Statement dated June 21, 1996 and incorporated herein by reference).

4.3 By-Laws of the Registrant, as amended (filed as Exhibit 3C to the Registration Statement on Form S-18, File No. 33-5514-B and incorporated herein by reference).

5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

10.1 Luxtec Corporation 1995 Non-Employee Directors' Stock Option Plan (filed as Annex G to the Registrant's Proxy Statement dated September 21, 1995 and incorporated herein by reference).

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Bingham, Dana & Gould LLP - included in Exhibit 5.

24 Power of Attorney (included on the signature page of the Registration Statement).

Item 9.    Undertakings

           The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     (iii) include any additional or changed material information on the plan of distribution.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on the 31st day of December, 1996.

                                     LUXTEC CORPORATION


                                     By: s/s James W. Hobbs

                                         James W. Hobbs
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and Directors of Luxtec Corporation, hereby severally constitute and appoint James W. Hobbs and Samuel M. Stein and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Luxtec Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                                 Date

s/s James W. Hobbs
____________________       Chief Executive Officer,         December 31, 1996
 James W. Hobbs            President (Principal
                           Executive Officer) and
                           Director
s/s Samuel M. Stein
____________________       Chief Financial Officer,          December 31, 1996
 Samuel M. Stein           Treasurer (Principal Financial
                           and Accounting Officer) and
                           Assistant Clerk

s/s James Berado

____________________      Director                            December 31, 1996
 James Berardo

s/s Paul Epstein
____________________      Director                            December 31, 1996
 Paul Epstein

s/s Lynn K. Friedel
____________________      Director                            December 31, 1996
 Lynn K. Friedel

s/s Patrick G. Phillipps
____________________      Director                            December 31, 1996
 Patrick G. Phillipps

s/s Thomas J. Vander Salm
____________________      Director                            December 31, 1996
 Thomas J. Vander Salm

s/s Louis C. Wallace
____________________      Director                            December 31, 1996
 Louis C. Wallace

s/s James J. Goodman
____________________      Director                            December 31, 1996
  James J. Goodman

                                 Exhibit Index

Exhibit No.                Description of Documents

     4.1 Specimen certificate representing the Common Stock (filed as Exhibit 4 to the Registration Statement on Form S-18, File No. 33-5514-B and incorporated herein by reference).

     4.2 Articles of Organization of the Registrant, as amended (filed as Annex A and Annex B to the Registrant's Proxy Statement dated June 21, 1996 and incorporated herein by reference).

     4.3  By-Laws  of the  Registrant,  as  amended  (filed as Exhibit 3C to the
          Registration   Statement  on  Form  S-18,   File  No.   33-5514-B  and
          incorporated herein by reference).

     5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

     10.1 Luxtec Corporation 1995 Non-Employee Directors' Stock Option Plan (filed as Annex G to the Registrant's Proxy Statement dated September 21, 1995 and incorporated herein by reference).

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of  Bingham,  Dana & Gould LLP - included in Exhibit 5.

     24 Power of Attorney (included on the signature page of the Registration Statement).

==========================================================================
                                                              Exhibit 5
==========================================================================
                               December 31, 1996

Luxtec Corporation
326 Clark Street
Worcester, Massachusetts  01606-1214

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on December 31, 1996 (the "Registration Statement"), of 200,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of
Luxtec Corporation, a Massachusetts corporation (the "Company"), which are or will be issuable to directors who are not also employees or officers of the Company upon the exercise of options granted pursuant to the Company's 1995 Non-Employee Directors' Stock Option Plan, as amended (the "Plan").

         We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with such options and the Plan.

         This  opinion  is  limited   solely  to  the   Massachusetts   Business
Corporation Law as applied by courts located in Massachusetts.

         Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                                     BINGHAM, DANA & GOULD LLP

===========================================================================

============================================================================

                                                              Exhibit 23.1


                  Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Luxtec Corporation of our report dated December 12, 1995 included in Luxtec Corporation's Form 10-K for the year ended October 31, 1995 and to all references to our firm included in this Registration Statement.



                                                  ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 31, 1996




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